UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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ROCKET PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April     , 2018

Dear Rocket Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (the “Company”), which will be held on June 25, 2018, at 8:30 a.m., Eastern Time, at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, NY 10166.

The attached Notice of the Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting. At this year’s Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•	to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation to declassify the Board of Directors of the Company (the “Board”);
•	to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement with respect to the removal of directors and replace it with a majority voting standard;
•	if Proposal 1 to declassify the Board is approved by the stockholders, to elect seven (7) directors named in the proxy statement to hold office until the Company’s annual meeting of stockholders in 2019, or until their respective successors have been duly elected and qualified;
•	if Proposal 1 to declassify the Board is not approved by the stockholders, to elect two (2) Class I directors named in the proxy statement to the Board for a term of three (3) years, or until their respective successors have been duly elected and qualified;
•	to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;
•	to approve the Company’s Second Amended and Restated 2014 Stock Option and Incentive Plan (the “Proposed 2014 Plan”); and
•	to transact any other business that properly comes before the Annual Meeting or any adjournments and postponements thereof.

The Board has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of the Company and its stockholders and unanimously recommends a vote “FOR” the election of each of the nominees and “FOR” each of the other matters considered at the Annual Meeting.

Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by Internet, whether or not you plan to attend the Annual Meeting.

Since several of the items of business for the Annual Meeting have extremely high vote requirements, your vote is important, regardless of the number of shares you own. We urge you to please vote your proxy on these important matters. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board and the employees of the Company, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Gaurav Shah

Gaurav Shah, MD

President, Chief Executive Officer and Director

ROCKET PHARMACEUTICALS, INC.

430 East 29th Street, Suite 1040

New York, NY 10016

(646) 440-9100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	June 25, 2018

TIME	8:30 a.m. Eastern Time

PLACE	Offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166

ITEMS OF BUSINESS

(1)	Approval of an amendment to Rocket Pharmaceuticals, Inc.’s (the “Company”) Seventh Amended and Restated Certificate of Incorporation to declassify the Board of Directors of the Company (the “Board”);

(2)	Approval of an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation to eliminate the supermajority voting requirement with respect to the removal of directors and replace it with a majority voting standard;

(3)	If Proposal 1 to declassify the Board is approved by the stockholders, election of the seven (7) directors named in the proxy statement to hold office until the annual meeting of stockholders in 2019, or until their respective successors have been duly elected and qualified;

(4)	If Proposal 1 to declassify the Board is not approved by the stockholders, election of two (2) Class I directors named in the proxy statement to the Board for a term of three (3) years, or until their respective successors have been duly elected and qualified;

(5)	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

(7)	Approval of the Company’s Second Amended and Restated 2014 Stock Option and Incentive Plan; and

(6)	Consideration of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is April 26, 2018. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

PROXY VOTING

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

/s/ Gaurav Shah
Gaurav Shah, MD
President, Chief Executive Officer and Director
New York, New York
April , 2018

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE  25, 2018

EXPLANATORY NOTE

On January 4, 2018, Inotek Pharmaceuticals Corporation (“Inotek”) and privately held Rocket Pharmaceuticals, Ltd. (“Private Rocket”) completed a business combination in accordance with the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of September 12, 2017, by and among Inotek, Rome Merger Sub, a wholly owned subsidiary of Inotek (“Merger Sub”), and Private Rocket, pursuant to which Merger Sub merged with and into Private Rocket, with Private Rocket surviving as a wholly owned subsidiary of Inotek. This transaction is referred to as the “Reverse Merger.” Immediately following the Reverse Merger, Inotek changed its name to “Rocket Pharmaceuticals, Inc.” In connection with the closing of the Reverse Merger, our common stock began trading on The Nasdaq Global Market under the ticker symbol “RCKT” on January 5, 2018.

The former executive officers and a majority of the Board of Directors of Inotek (the “Inotek Board”) resigned concurrent with the closing of the Reverse Merger. In addition, in March 2018, we dismissed Inotek’s independent registered public accounting firm, RSM US LLP, and appointed the independent registered public accounting firm of Private Rocket, EisnerAmper LLP, as auditor of the combined company. Throughout this proxy statement we discuss both the former executive officers and members of the Board or Directors of Inotek and the current executive officers and members of the Board of Directors of Rocket Pharmaceuticals, Inc., the combined company.

Immediately prior to the Reverse Merger, Inotek completed a 1-for-4 reverse stock split (the “Stock Split”). All share and per share amounts in this proxy statement reflect the Stock Split unless otherwise noted. As a result of the Reverse Merger, and after giving effect to the Stock Split, each outstanding share of Private Rocket share capital (including shares of Private Rocket share capital to be issued upon exercise of outstanding share options) automatically converted into the right to receive approximately 76.185 shares of the combined company’s common stock (the “Exchange Ratio”), par value $0.001 per share. Immediately following the Reverse Merger, the former holders of Private Rocket common stock owned approximately 81.357% of the fully-diluted common stock of the Company, with the holders of Inotek’s common stock immediately prior to the Reverse Merger owning approximately 18.643% of the fully-diluted common stock of the combined company.

As used in this proxy statement, the “Company,” “we,” “us” and “our” refer to Rocket Pharmaceuticals, Inc., the combined company.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where is our Annual Meeting?

We will hold our Annual Meeting on June 25, 2018 at 8:30 a.m. local time, at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, NY 10166. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2018 Annual Meeting. This proxy statement and proxy card is being mailed to stockholders on or about April    , 2018.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 26, 2018, will be entitled to vote at the Annual Meeting. On this date, there were                  shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 26, 2018, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 26, 2018, your shares were held not in your name with our transfer agent, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposals 1 and 2: Amendment of Seventh Amended and Restated Certificate of Incorporation. The amendments to the Seventh Amended and Restated Certificate of Incorporation will require “FOR” votes from the holders of not less than 75% of the shares entitled to vote on the amendment.

Proposals 3 and 4: Election of Directors. The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Accordingly, the seven nominees, if the stockholders approve Proposal 1, and the two nominees, if the stockholders do not approve Proposal 1, receiving the most “FOR” votes will be elected as directors. If you “withhold” your vote with respect to one or more of the nominees, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Proposals 5 and 6: Ratification of Appointment of Independent Registered Public Accounting Firm and Approval of Second Amended and Restated 2014 Stock Option and Incentive Plan. The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and the approval of the Second Amended and Restated 2014 Stock Option and Incentive Plan will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the voting on the proposals referenced above, with the exception of Proposals 1 and 2, where abstentions and broker non-votes will have the effect of being counted as a vote “against” these proposals.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “discretionary,” but may not vote the shares with respect to “non-discretionary” matters. Where a broker does not have discretion to vote on a given proposal, the unvoted shares are considered “broker non-votes.”

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 26, 2018.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each proxy card to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	“FOR” the amendments to the Seventh Amended and Restated Certificate of Incorporation;

•	“FOR” the election of the nominees to the Board;

•	“FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	“FOR” the approval of the Second Amended and Restated 2014 Stock Option and Incentive Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

How do I vote?

For the election of directors (Proposals 3 and 4), you may either vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for any nominee you specify. For the other matters to be voted on, you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.

•	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 24, 2018, to be counted.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 24, 2018, to be counted.

•	To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” the amendments to the Seventh Amended and Restated Certificate of Incorporation, “FOR” all seven nominees to the Board, in the case of Proposal 3, or for both nominees to the Board, in the case of Proposal 4, “FOR” the ratification of EisnerAmper LLP as our independent registered public accounting firm and “FOR” the approval of the Second Amended and Restated 2014 Stock Option and Incentive Plan.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted.

Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

May I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	submit a signed proxy card bearing a later date;

•	enter a new vote over the Internet or by telephone; or

•	attend and vote in person at the Annual Meeting.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

We will bear the cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by solicitation by telephone, via the Internet or in person by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, we have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

How can I find the voting results from the Annual Meeting?

Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

PROPOSAL 1

DECLASSIFICATION AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Background	of the Proposal

The Company’s Seventh Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently provides for a classified Board divided into three classes, with each class being elected for a three-year term. On March 29, 2018, the Board approved, and recommended that the stockholders approve, an amendment (the “Declassification Amendment”) to the Certificate of Incorporation to declassify the Board and provide for the annual election of each of the Company’s directors, effective at the 2018 Annual Meeting.

Proposed	Amendment to Article VI of the Certificate of Incorporation

After careful consideration, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to declassify the Board to allow the Company’s stockholders to vote on the election of directors generally on an annual basis, rather than on a staggered basis.

The Board carefully considered the advantages and disadvantages of the current classified structure. In reaching its determination to propose the declassification of the Board, it concluded that the benefits of a classified structure, including maintaining continuity of experience and encouraging a person seeking control of the Company to initiate arm’s length discussions with management and the Board, were outweighed by the following considerations:

•	the Board’s belief that providing the Company’s stockholders with the opportunity to annually register their views on the collective performance of the Board and on each director individually will further the Company’s goal of ensuring that its corporate governance policies conform to best practices and maximize accountability to the stockholders;

•	discussions with certain of the Company’s stockholders who prefer the annual election of directors; and

•	the growing sentiment among the investment community in favor of the annual election of directors.

If the Declassification Amendment is adopted by the Company’s stockholders, beginning at the 2018 Annual Meeting and at each annual meeting of stockholders thereafter, all directors scheduled to stand for election will be eligible to serve a one-year term expiring at the subsequent annual meeting of stockholders.

If the Declassification Amendment is not adopted by the Company’s stockholders, the Board will remain classified and the current Class I directors standing for election at the 2018 Annual Meeting will be eligible to serve a three-year term expiring at the Company’s 2021 annual meeting of stockholders.

Removal	of Directors Without Cause

Delaware corporate law provides that, unless a company’s certificate of incorporation provides otherwise, members of a classified board of directors may be removed only for cause. At present, because the Board is classified, our Certificate of Incorporation provides that directors are removable only for cause. If this proposal is approved by our stockholders, our Certificate of Incorporation will be amended to remove this provision such that directors may be removed with or without cause after the Board is no longer classified. If the Declassification Amendment is not adopted by the Company’s stockholders, the Board will remain classified and our stockholders will be able to remove directors only for cause.

Text	of the Proposed Amendment

The text of the proposed Declassification Amendment is as follows:

Article VI, Sections 3, 4 and 5.

3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. ~~The Directors, other than those who may be elected by the holders of any series of Undesignated Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes. The initial Class I Directors of the Corporation shall be Devang Kantesaria and David P. Southwell; the initial Class II Directors of the Corporation shall be Martin Vogelbaum, Isai Peimer and Ittai Harel; and the initial Class III Directors of the Corporation shall be Paul Howes and A.N. “Jerry” Karabelas. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2015, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2016, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2017.~~ At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the ~~third succeeding~~ next annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable to such series.

4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall ~~hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and~~ serve for a term expiring at the next annual meeting of stockholders after his or her appointment and shall hold office until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. ~~Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no~~ No decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office ~~(i) only with cause and (ii)~~ with or without cause, only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote ~~at an election of Directors~~ thereon, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

Effective Date of Amendment. This amendment shall become effective on the date that the Declassification Amendment is approved by the vote of the holders of not less than 75% of the shares entitled to vote on the amendment.

Vote Required

The proposal to amend the Certificate of Incorporation requires an affirmative vote of the holders of not less than 75% of the shares entitled to vote on the amendment.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DECLASSIFICATION AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL 2

DIRECTOR REMOVAL AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Background of the Proposal

The Company’s Certificate of Incorporation currently provides for a supermajority voting requirement with respect to the removal of directors. On March 29, 2018, the Board approved, and recommended that the stockholders approve, an amendment (the “Director Removal Amendment”) to the Certificate of Incorporation to eliminate the supermajority voting requirement with respect to removal of directors and replace it with a majority voting standard.

Proposed Amendment to Article VI of the Certificate of Incorporation

After careful consideration, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to eliminate the supermajority voting requirement with respect to the removal of directors and replace it with a majority voting standard. The Certificate of Incorporation currently provides that our directors may only be removed for cause by the vote of 75% of the shares then entitled to vote at a meeting of stockholders for the election of directors. This proposal eliminates the 75% requirement and replaces it with a majority voting standard. If the Director Removal Amendment is adopted by the Company’s stockholders, directors will be able to be removed with or without cause.

This change will make it easier for stockholders to remove directors of the Company. This change further coincides with the declassification of our Board to ensure the accountability of directors to stockholders. Moreover, by eliminating the supermajority vote, we ensure that the will of a majority of our stockholders is controlling with respect to director retention. The Board carefully considered the advantages and disadvantages of the current supermajority voting requirement.

Text of the Proposed Amendment

The text of the proposed Director Removal Amendment is as follows:

Article VI, Section 5.

5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such series have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of ~~75% or more~~ a majority of the outstanding shares of capital stock then entitled to vote at an election of Directors, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

Effective Date of Amendment. This amendment shall become effective on the date that the Director Removal Amendment is approved by the vote of the holders of not less than 75% of shares entitled to vote on the amendment.

Vote Required

The proposal to amend the Certificate of Incorporation requires an affirmative vote of the holders of not less than 75% of the shares entitled to vote on the amendment.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR REMOVAL AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL 3

ELECTION OF DIRECTORS

As described in Proposal 1, on March 29, 2018, the Board approved, and recommended that the stockholders approve, an amendment to the Certificate of Incorporation to declassify the Board, effective at the 2018 Annual Meeting. If the Company’s stockholders approve Proposal 1 at the Annual Meeting, the Company’s stockholders will elect seven (7) directors to hold office until the annual meeting of stockholders in 2019, or until their respective successors have been duly elected and qualified. If the Company’s stockholders do not approve Proposal 1, this Proposal 3 will not be submitted to a vote of the stockholders at the Annual Meeting, and instead, Proposal 4 (Election of Class I Directors) will be submitted in its place.

Upon the recommendation of the nominating and corporate governance committee of the Board (the “Nominating and Governance Committee”), the Board has nominated Messrs. Roderick Wong, Carsten Boess, Pedro Granadillo, Gotham Makker, Gaurav Shah, David P. Southwell and Naveen Yalamanchi to serve as directors. Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. The seven nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 4

ELECTION OF CLASS I DIRECTORS

Stockholders will be asked to vote on this Proposal 4 solely in the event that, at the Annual Meeting, the Company’s stockholders do not approve the adoption of the amendment to the Certificate of Incorporation to declassify the Board, effective at the 2018 Annual Meeting, as described in Proposal 1. If the Company’s stockholders approve Proposal 1, then the Company will amend its Certificate of Incorporation to eliminate the classified Board and the stockholders will proceed to vote on Proposal 3, and not this Proposal 4. If, however, the stockholders do not approve Proposal 1, a vote will be taken on this Proposal 4.

If the stockholders do not approve Proposal 1, the stockholders will elect two Class I directors to hold office until the annual meeting of stockholders in 2021, or until their respective successors have been duly elected and qualified. If the stockholders do not approve Proposal 1, the Board will continue to be divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The current term of the Class I directors expires at the Annual Meeting.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Pedro Granadillo and David P. Southwell to serve as Class I directors. Pedro Granadillo and David P. Southwell serve presently as Class I directors, and each has indicated a willingness to continue to serve as a director.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. The two nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

DIRECTORS AND NOMINEES

The members of the Board as of the date of this proxy statement, together with certain information about them, are set forth below. As described in the biographical information below, a number of the members of our Board were associated with Private Rocket prior to the Reverse Merger.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. Additionally, there are no family relationships among our directors, officers, or director-nominees. We know of no reason why any of the nominees may be unable to serve as a director. If any of the nominees are unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any of the nominees prove unable or unwilling to stand for election, the Board will nominate alternate(s) or reduce the size of the Board to eliminate the vacancy.

Nominees for Election as Directors

Set forth below are the names, ages as of April 26, 2018, principal occupations, and business experience, as well as their prior service on the Board, of the directors. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. If the stockholders approve Proposal 1, then stockholders will be voting on the election as directors of all of the individuals below. If the stockholders do not approve Proposal 1, then the stockholders will be voting on the election as directors of Messrs. Granadillo and Southwell as Class I directors.

Name	Age	Class	Term Expires	Position(s) Held	Director Since
Carsten Boess	51	II	2019	Director	2016
Pedro Granadillo	70	I	2018	Director	2018
Gotham Makker, M.D.	44	III	2020	Director	2018
Gaurav Shah, M.D.	43	II	2019	President, Chief Executive Officer and Director	2018
David P. Southwell	57	I	2018	Director	2014
Roderick Wong, M.D.	41	II	2019	Chairman of the Board	2018
Naveen Yalamanchi, M.D.	41	III	2020	Director	2018

Carsten Boess has served as one of our directors since January 2016. He is currently the Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, a privately held biotechnology company. He previously served as Senior Vice President and Chief Financial Officer at Synageva Biopharma Corporation from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Prior to his role at Synageva, Mr. Boess served in multiple roles with increasing responsibility for Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance for Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva based World Wide Executive Finance Management Team while at Serono. Mr. Boess was also Chief Financial Officer at Alexion Pharmaceuticals and was a finance executive at Novozymes of North America and Novo Nordisk in France, Switzerland and China. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe that Mr. Boess’ qualifications to sit on our Board include his business and financial experience working at pharmaceutical companies.

Pedro Granadillo has served as one of our directors since January 2018, when he joined the Board in connection with the Reverse Merger. He has over 40 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. He currently serves on the Board of Directors of Haemonetics Corporation, a position he has held since 2004. Mr. Granadillo has previously served on the Boards of Directors at Dendreon Corporation and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which sold to Shire for $5.2 billion in 2015. He graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to sit on our Board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies.

Gotham Makker, MD has served as one of our directors since January 2018, when he joined the Board in connection with the Reverse Merger. Dr. Makker has over 17 years of healthcare industry experience. Since 2005, he has served as CEO of Simran Investment Group, LLC, a closely held equity investment fund. Prior to Simran, Dr. Makker was a healthcare portfolio manager and principal at Citadel Investment Group LLC, a position he held from 2002 to 2005. Prior to joining Citadel, Dr. Makker served as an analyst at Oracle Partners LP covering biotechnology and medical device sectors from 2000 to 2001. From 1999 to 2000, Dr. Makker was a senior analyst on the life sciences investment banking team at Hambrecht & Quist. Dr. Makker received an MD from the University of Nebraska Medical School, and he completed the Sarnoff cardiovascular research fellowship at Columbia University, College of Physicians & Surgeons and at Harvard Medical School, Brigham & Women’s Hospital. We believe that Dr. Makker’s qualifications to sit on our Board include his years of experience in, and extensive knowledge of, the healthcare industry.

Gaurav Shah, MD has served as our President and Chief Executive Officer and as one of our directors since January 2018, when he joined the Board in connection with the Reverse Merger. Dr. Shah was appointed Chief Executive Officer of Private Rocket in September 2015. Prior to joining Private Rocket, from 2011-2015, Dr. Shah held various leadership positions at Novartis including Global Program Head for CART-19, Global Clinical Program Head for CTL-019 and Biosimilars, and Global Clinical Leader for Afinitor. Prior to Novartis, he spent three years at Eli Lilly and Company as Medical Director overseeing clinical development of numerous programs including olaratumab. During his industry tenure, he has participated in several drug development programs resulting in successful regulatory approvals, such as CTL-019 in pediatric ALL, the first cell and gene therapy approved in the U.S., and successful commercial launches. Prior to joining industry, Dr. Shah was Assistant Professor of Medicine/Oncology at Columbia University. He holds a B.A. in Behavioral Neuroscience from Harvard University and an MD from Columbia University. Dr. Shah completed his internal medicine residency at Brigham and Women’s Hospital/Harvard Medical School and completed his hematology/oncology fellowship training at the Memorial-Sloan Kettering Cancer Center. We believe Dr. Shah is qualified to sit on our Board due to his role as Chief Executive Officer of the Company and his significant leadership and management experience in the biopharmaceutical industry.

David P. Southwell has served as one of our directors since August 2014. He served as our President and Chief Executive Officer from July 2014 to January 2018. From March 2010 to October 2012, Mr. Southwell served as Executive Vice President, Chief Financial Officer of Human Genome Sciences, Inc., or Human Genome Sciences, which is owned by GlaxoSmithKline plc. Prior to his time at Human Genome Sciences, Mr. Southwell served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to July 2008. Mr. Southwell has also served on the Board of Directors of PTC Therapeutics Inc. since December 2005 and Spero Therapeutics, Inc. since February 2018. Mr. Southwell received a B.A. from Rice University and an M.B.A. from Dartmouth College. We believe that Mr. Southwell’s qualifications to sit on our Board include his broad experience serving on the boards of directors of public companies, his specific experience with public therapeutics companies and his executive leadership, managerial and business experience.

Roderick Wong, MD has served as Chairman of our Board since January 2018, when he joined the Board in connection with the Reverse Merger. Dr. Wong served as the Chairman of the Board for Private Rocket from July 2015 until January 2018. Dr. Wong has over 15 years of healthcare investment experience. Since 2010, he has served as Managing Partner and Chief Investment Officer of RTW Investments, LP (“RTW”), a healthcare-centered investment firm. Prior to RTW, Dr. Wong was a Managing Director and the Portfolio Manager for the

Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and healthcare research roles at SAC Capital Company and Cowen & Company. Dr. Wong served on the Board of Directors of Penwest Pharmaceuticals in 2010. He received an MD from the University of Pennsylvania Medical School, received an MBA from Harvard Business School, and graduated with a BS in Economics from Duke University. We believe that Dr. Wong is qualified to sit on our Board due to his service prior to the closing of the Reverse Merger as Chairman of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the biopharmaceutical industry.

Naveen Yalamanchi, MD has served as one of our directors since January 2018, when he joined the Board in connection with the Reverse Merger. Dr. Yalamanchi joined Private Rocket as a Director in July 2015. Dr. Yalamanchi has over 15 years of healthcare investment and research experience. Since 2015, Dr. Yalamanchi has served as Partner and Portfolio Manager at RTW Investments, LP, a healthcare-centered investment firm. Prior to RTW, Dr. Yalamanchi was Vice-President and co-portfolio manager at Calamos Arista Partners, a subsidiary of Calamos Investments, a position he held from 2012 to 2015. Prior to joining Calamos Arista Partners, Dr. Yalamanchi held various healthcare investment roles at Millennium Management and Davidson Kempner Capital Management. Dr. Yalamanchi holds a BS in Biology from MIT and an MD from Stanford University. He completed his surgery internship at UCLA Medical Center. Dr. Yalamanchi currently serves as an observer of the Board of Directors of Dermtech, Inc., a privately held diagnostic company. We believe that Dr. Yalamanchi is qualified to sit on our Board due to his service prior to the closing of the Reverse Merger as a member of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the healthcare industry.

Information about Our Executive Officers

The following table identifies our executive officers and sets forth their current position(s) and their ages as of April 26, 2018.

Name	Age	Position(s) Held
Gaurav Shah, M.D.	43	President, Chief Executive Officer and Director
Jonathan Schwartz, M.D.	54	Chief Medical Officer
John Militello	44	Controller
Kinnari Patel, PharmD	39	Chief Operating Officer and Head of Development

You should refer to “Directors Continuing in Office” above for information about our President and Chief Executive Officer, Gaurav Shah, M.D. Biographical information for our other executive officers, as of April 26, 2018, is set forth below.

Jonathan Schwartz, MD joined us as Chief Medical Officer in January 2018 in connection with the Reverse Merger. Dr. Schwartz joined Private Rocket in January 2016 and served as Chief Medical Officer and Head of Clinical Development. Dr. Schwartz is responsible for leading our medical and program development. Dr. Schwartz has over 20 years of combined clinical practice and drug development experience. Prior to Private Rocket, Dr. Schwartz was Vice-President of Clinical Development at Stemline Therapeutics, where he oversaw development efforts for anticancer, vaccine and small-molecule platforms, a position he held since 2014. Prior to Stemline, he spent seven years at Eli Lilly and Company in several leadership positions, including Vice-President of Clinical Science, where he led development teams for numerous drug programs including ramucirumab. Previously, Dr. Schwartz was Associate Professor of Medicine at the Mount Sinai Medical Center in New York, specializing in the treatment and translational research of hepatobiliary malignancies and also served as Director for the Hematology-Oncology Fellowship training program. He has a BA in American Civilization from Brown University and an MD from Washington University (St. Louis). He completed post-graduate Internal Medicine and Hematology-Oncology training at the Mount Sinai and New York Presbyterian Hospitals.

John Militello joined us as Controller in January 2018. From April 2015 to November 2017, Mr. Militello worked at Immune Pharmaceuticals, Inc., a publicly traded biotechnology company, where he most recently served as Vice President of Finance (principal financial officer), Controller and Chief Accounting Officer. Prior to that, Mr. Militello was an Assistant Controller with Retrophin, Inc., a San Diego based biotech company, and the Manager, External Reporting & Compliance at Volt Information Sciences, Inc., a publicly traded staffing company. Prior to Volt Information Sciences, Inc., Mr. Militello was a Senior Manager with BDO USA, LLP serving multi-national SEC registrants. Mr. Militello is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting from St. Joseph’s College.

Kinnari Patel, PharmD joined us as Chief Operating Officer and Head of Development in January 2018 in connection with the Reverse Merger. Dr. Patel joined Private Rocket in April 2016, serving as Vice President – Head of Regulatory, Pharmacoviligence and Quality from April 2016 to July 2017 and as Senior Vice President, Global Program Head and Head of Regulatory and Quality from August 2017 to December 2017. Prior to joining Private Rocket, Dr. Patel was the Global Regulatory Lead at AstraZeneca from January 2015 to April 2016. Prior to that, Dr. Patel was Head of U.S. Risk Management at Bristol-Meyers Squibb from May 2014 through January 2015 and the U.S. Liaison for Global Regulatory Sciences at Bristol-Meyers Squibb from November 2010 to April 2014. Dr. Patel received the dual degrees of B.S. in Biology and Doctorate of Pharmacy from the USciences in Philadelphia, PA. She also completed a two-year Post-Doctoral Regulatory Affairs Fellowship through Rutgers University. Most recently, she received her Executive MBA from NYU Stern School of Business with specialization in Corporate Finance, Leadership and Strategy.

Information about the Board and Corporate Governance

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time.

The Board held seven meetings during the year ended December 31, 2017. During the year ended December 31, 2017, each director then in office attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period. Each of our directors then in office attended our 2017 annual meeting of stockholders. It is our policy to encourage our directors to attend the Annual Meeting.

Board of Directors Independence

Under the listing requirements and rules of the Nasdaq Global Market (“Nasdaq”), independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that each of Mr. Boess, Mr. Granadillo, Dr. Makker and Dr. Yalamanchi qualify as “independent” directors within the meaning of the Nasdaq rules. Our Board also determined that our former directors, Mr. Barberich, Mr. Howes, Mr. Machado, Dr. Phillips and Dr. Spivey, satisfied the independence requirements, as determined in accordance with the rules of Nasdaq. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Wong is the current chairperson of our Board and is not considered an independent director. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Wong, Dr. Shah and Mr. Southwell in attendance. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. We do not have a lead independent director.

Committees of the Board

The Board has three committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and the Nominating and Corporate Governance Committee. During the year ended December 31, 2017, the Audit Committee held six meetings, the Compensation Committee held two meetings, and the Nominating and Corporate Governance Committee held one meeting. Continuing directors and our nominees for election as director are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and are also required to participate in our committee meetings. The following table provides membership information for each committee:

Name	Audit		Nominating and Corporate Governance		Compensation
Carsten Boess**	X	*			X
Pedro Granadillo	X		X		X	*
Gotham Makker	X		X
Naveen Yalamanchi			X	*	X

*	Committee Chairperson
**	Financial Expert

Audit Committee

The members of the Audit Committee are Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Gotham Makker. Mr. Boess serves as chair of the Audit Committee. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Our Board has determined that Mr. Boess, Mr. Granadillo and Dr. Makker are independent as independence is currently defined in Rule 5605 of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the Audit Committee is financially literate and that Mr. Boess qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our Audit Committee include, among other things:

•	appointing, determining the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing major issues as to the adequacy of our internal control over financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints received regarding ethics-related issues or potential violations of our code of business conduct and ethics and accounting and auditing-related complaints and concerns;

•	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	regularly report to and review with the Board any issues that arise with respect to the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	discussing quarterly earnings releases.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017, with management and our former independent registered public accounting firm, RSM US LLP. The Audit Committee has discussed with RSM US LLP the matters required by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from RSM US LLP required by applicable requirements of the PCAOB regarding RSM US LLP’s communication with the Audit Committee concerning independence, and has discussed with RSM US LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

Rocket Pharmaceuticals, Inc.
Audit Committee
Carsten Boess, Chairperson
Pedro Granadillo
Gotham Makker

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Mr. Pedro Granadillo, Dr. Gotham Makker and Dr. Naveen Yalamanchi. Dr. Yalamanchi serves as chairperson of the Nominating and Corporate Governance Committee. Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of our Nominating and Corporate Governance Committee include, among other things:

•	recommending to the Board criteria for Board and committee membership;

•	establishing a policy and procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board and management.

The Nominating and Corporate Governance Committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the Nominating and Corporate Governance Committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the Nominating and Corporate Governance Committee deems appropriate. The Nominating and Corporate Governance Committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.

The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Rocket Pharmaceuticals, Inc., 430 East 29th Street, Suite 1040, New York, NY 10016. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.

Compensation Committee

The members of our Compensation Committee are Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Naveen Yalamanchi. Mr. Granadillo serves as chairperson of the Compensation Committee. All members of the Compensation Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of the Compensation Committee include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;

•	determining the compensation of our other executive officers;

•	overseeing and administering our compensation and similar plans;

•	appointing, compensating, and overseeing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of Nasdaq;

•	reviewing our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	preparing the Compensation Committee Report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.

As part of its process for approving or recommending to the Board the compensation for our senior executives other than our Chief Executive Officer, the Compensation Committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Nasdaq rules, and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Beginning in October 2016, the Compensation Committee directly engaged Pearl Meyer & Partners (“Pearl Meyer”) as its compensation consultant to assist with matters relating to senior executive and director compensation. In January 2018, the Compensation Committee transitioned this work to F.W. Cook & Co. (“F.W. Cook”). The Compensation Committee requested that Pearl Meyer and F.W. Cook:

•	develop a peer group of public companies to be used to benchmark pay levels of the senior leadership team and the board of directors;

•	benchmark the total direct compensation of the senior leadership team;

•	review the pay mix of the senior leadership team and compare it to the pay mix of the named executive officers of the peer group executive;

•	review the amount of equity used to support the executive and Board pay programs and evaluate how this equity usage compared to peer practices and proxy advisory policies; and

•	conduct a detailed analysis of the design and amount of board of director pay at the peer companies and contrast this against the Company’s current practices.

Pearl Meyer and F.W. Cook ultimately developed recommendations that were presented to the Compensation Committee for its consideration. These recommendations covered the executive and Board pay programs.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2017, the Compensation Committee consisted of Mr. Timothy Barberich, Dr. Gary M. Phillips and Richard N. Spivey, PharmD, PhD. No member of our Compensation Committee then in office had ever been an officer or employee of the Company. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.

Board Leadership

Roderick Wong currently serves as chairperson of our Board. Our Board has determined that its current structure, with separate Chairman and CEO roles, is in the best interests of the Company and its stockholders at this time. The Board believes that this governance structure promotes balance between the Board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. Our Board believes that this leadership structure is appropriate for us, given Dr. Wong’s extensive knowledge and understanding of the biopharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Wong’s qualifications to be our chairperson include his significant experience as a healthcare investor in all stages of the lifecycle of biopharmaceutical companies.

Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The Audit Committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics, and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.rocketpharma.com/corporate-governance/, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Stockholder Communications with Our Board

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Rocket Pharmaceuticals, Inc., 430 East 29th Street, Suite 1040, New York, NY 10016. Our Secretary will relay the information received to the Board. Stockholders may also visit our website at www.rocketpharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the Audit Committee to ratify the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm. EisnerAmper LLP has served as the independent registered public accounting firm for Private Rocket since August 2017 and was appointed to be the independent registered public accounting firm for the Company on March 16, 2018. The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. However, the Board believes that submitting the appointment of EisnerAmper LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EisnerAmper LLP. If the selection of EisnerAmper LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, requires an affirmative vote of a majority of the votes cast for or against the proposal at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote on the proposal.

Our Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Dismissal of RSM US LLP

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 21, 2018, RSM US LLP, an independent registered public accounting firm, served as our independent auditors until March 16, 2018, when the Audit Committee dismissed RSM US LLP in connection with the appointment of EisnerAmper LLP.

The reports of RSM US LLP on the financial statements of Rocket Pharmaceuticals, Inc. (formerly known as Inotek Pharmaceuticals Corporation) for each of fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2017 and December 31, 2016, and the subsequent interim period, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and RSM US LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of RSM US LLP would have caused RSM US LLP to make reference thereto in its reports on the financial statements for such years.

As disclosed in the Company’s Current Report on Form 8-K filed on March 21, 2018, the Company provided RSM US LLP with a copy of the disclosures it made on its Current Report on Form 8-K filed on March 21, 2018

(which are repeated above) and requested that RSM US LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of RSM US LLP’s letter, dated March 21, 2018, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on March 21, 2018.

During the fiscal years ended December 31, 2017 and December 31, 2016, and the subsequent interim period through March 16, 2018, neither the Company, nor anyone acting on its behalf, consulted with EisnerAmper LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and EisnerAmper LLP did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our Audit Committee.

Audit Fees and Services

In 2014, we retained RSM US LLP to provide audit services for the fiscal years ended December 31, 2014, 2013, and 2012, and for services in connection with our initial public offering which took place in February 2015 (the “IPO”). In the table below, Audit Fees reflects fees for audit services for the years ended December 31, 2017 and December 31, 2016. Audit-Related Fees for 2017 primarily reflect fees for services related to the Reverse Merger. Audit-Related Fees for 2016 primarily reflect fees for services related to our registration statement on Form S-3. The Audit Committee pre-approved all services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016.

	2017	2016
Audit Fees (1)	$139,550	$162,950
Audit-Related Fees (2)	50,740	67,300
Tax Fees (3)	—	36,000
All Other Fees (4)	—	—

Total	$190,290	$266,250

(1)	“Audit Fees” include the aggregate fees billed for audit of annual financial statements, review of financial statements included in Form 10-Qs, and services normally provided by the accountant for statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” include the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	“Tax Fees” include the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.
(4)	“All Other Fees” include the aggregate fees billed for any other products and services provided by the principal accountant.

PROPOSAL 6

APPROVAL OF THE COMPANY’S SECOND AMENDED AND RESTATED 2014 STOCK OPTION AND INCENTIVE PLAN

Background of the Proposal

In August 2014, the Board adopted the 2014 Stock Option and Incentive Plan (the “Original Plan”), which was subsequently approved by the stockholders in September 2014. The Board and stockholders subsequently approved amendments to the Original Plan in November 2014 and the stockholders further ratified the Original Plan in June 2015.

In April 2018, the Board approved the Second Amended and Restated 2014 Stock Option and Incentive Plan (the “Proposed 2014 Plan”) which contains the following material features and changes from the Original Plan:

•	Shares Authorized for Issuance. As of April 2, 2018, [ ] shares were authorized for issuance under the Original Plan, of which [ ] shares remained available for issuance, subject to automatic increase on each January 1 for the term of the Original Plan by 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31. On January 4, 2018, in connection with the Reverse Merger, the Company implemented the Stock Split, which adjusted the number of shares reserved and available for issuance under the Original Plan. Subsequently, the Company issued 26,272,107 shares of common stock on January 4, 2018 in connection with the Reverse Merger. The Proposed 2014 Plan nevertheless continues to provide for an aggregate maximum number of shares of common stock initially authorized for issuance of [ ] shares (the “Initial Limit”). On January 1, 2019, and each January 1 thereafter for the term of the Proposed 2014 Plan, the number of shares reserved and available under the Proposed 2014 Plan will automatically increase by 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 (the “Annual Increase”);
•	Increased Award Limits. An increase in the number shares of stock underlying stock options or stock appreciation rights that may be granted to any one individual in any single calendar year of 750,000 shares, for a maximum of 1,000,000 shares of common stock, and an increase in the number of shares of stock that may be issued in the form of incentive stock options. The Stock Split adjusted the foregoing limits in the Original Plan. These increases will bring these limits back to the pre-Stock Split amounts;
•	Section 162(m) Revisions. In light of recent changes in the tax code, the Proposed 2014 Plan eliminates certain provisions relating to awards of “performance-based compensation;” and
•	Term. The term of the Proposed 2014 Plan will expire on June 25, 2028.

The Board is submitting the Proposed 2014 Plan to the stockholders for their approval at the Annual Meeting. The Board unanimously recommends that the Company’s stockholders approve the Proposed 2014 Plan. The Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in allowing the Company to effectively compete for talent and appropriately reward employees. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate and retain employees, officers, directors and consultants, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits and strengthen the mutuality of interest between those persons and the Company’s stockholders.

As the Reverse Merger was not completed until January 2018, the Company currently does not have an established grant practice and therefore it is difficult to predict how long the share reserve under the Original Plan is expected to last. Expectations regarding future share usage could be impacted by a number of factors, including award type mix, hiring and promotion activity at the executive level, the future performance of our stock price, the consequences of acquiring other companies and other factors.

As a result of the Stock Split, the number of shares authorized for issuance, and the limit on the number of incentive stock options that may be issued under the Original Plan and the limit on the maximum number of shares of stock that could be granted to a single individual in a single calendar year pursuant to the award of stock options or stock appreciation rights were adjusted. Because the Company issued 26,272,107 shares of common stock on January 4, 2018 in connection with the Reverse Merger, the as-adjusted incentive stock option and per person stock option and stock appreciation right limits are not adequate to accomplish the purposes of the Original Plan.

If the Proposed 2014 Plan is not approved, the Original Plan as currently in effect will continue and we may not be able to provide persons eligible for awards with compensation packages that are necessary to properly attract, retain and motivate these individuals.

Summary of the Proposed 2014 Plan

The following description of certain features of the Second Amended and Restated 2014 Stock Option and Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Proposed 2014 Plan, which is attached hereto as Appendix A.

Purpose. The Proposed 2014 Plan provides the Company with the flexibility to use various equity-based incentive and other awards as compensation tools to motivate our workforce. These tools include stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance share awards, cash-based awards and dividend equivalent rights. These tools provide meaningful performance incentives to our directors, officers, employees and other service providers, which, in turn, are expected to improve the Company’s long-term performance.

Plan Administration. The Proposed 2014 Plan is currently administered by the Compensation Committee (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Proposed 2014 Plan. The Administrator may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Proposed 2014 Plan are those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the Administrator in its discretion. As of April 2, 2018, individuals who are currently eligible to participate in the Proposed 2014 Plan include 4 officers, 14 employees who are not officers and 6 non-employee directors.

Plan Limits. Subject to stockholder approval, [•] shares will initially be reserved under the Proposed 2014 Plan. On January 1, 2019, and each January 1 thereafter, the number of shares reserved and available under the Proposed 2014 Plan will automatically increase by 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. The maximum aggregate number of shares of stock that may be issued under the Proposed 2014 Plan in the form of incentive stock options may not exceed the Initial Limit as cumulatively increased on each January 1 by the lesser of the Annual Increase for such year or 8,000,000 shares of common stock. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) shall be added back to the shares of common stock available for issuance under the Proposed 2014 Plan. In the event the Company repurchases shares of common stock on the open market, such shares shall not be added to the shares of common stock available for issuance under the Proposed 2014 Plan. Stock may be issued under the Proposed 2014 Plan in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares of stock available for issuance under the Proposed 2014 Plan.

Stock Options. The Proposed 2014 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) options that do not so qualify. Options granted under the Proposed 2014 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Administrator but, subject to certain limited exceptions for awards assumed or substituted by the Company in connection with certain transactions, may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on The Nasdaq Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant, subject to certain limited exceptions as provided in the Proposed 2014 Plan. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator . In general, unless otherwise permitted by the Administrator, no option granted under the Proposed 2014 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant, subject to certain limited exceptions for awards assumed or substituted by the Company in connection with certain transactions. The maximum term of a stock appreciation right is ten years, subject to certain limited exceptions as provided in the Proposed 2014 Plan.

Restricted Stock Awards. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Administrator may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock or, if determined by the Administrator, the cash equivalent, and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period or for board fees in lieu of cash compensation. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the Proposed 2014 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Administrator may grant cash bonuses under the Proposed 2014 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Performance Share Awards. The Administrator may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the Administrator shall determine.

Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award. Restrictions on dividend equivalent rights granted as part of a restricted stock unit award or performance share award will only lapse when the restrictions on the corresponding award lapse.

Sale Event Provisions. The Proposed 2014 Plan provides that, upon the effectiveness of a “sale event,” as defined in the Proposed 2014 Plan, the Proposed 2014 Plan and all awards thereunder will terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. Notwithstanding the foregoing and except as may be provided in the relevant award agreement, the Administrator may, in its discretion, accelerate the vesting of all outstanding awards with time-based and/or performance-based vesting conditions or restrictions immediately prior to their termination and/or make or provide for a payment, in cash or in kind, to the grantees holding awards in an amount equal to value of the awards as determined in the sole discretion of the Administrator.

Adjustments for Stock Dividends, Stock Splits, etc. The Proposed 2014 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Proposed 2014 Plan, to certain limits in the Proposed 2014 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Proposed 2014 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.

Amendments and Termination. The Board may at any time amend or discontinue the Proposed 2014 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under Nasdaq rules, any amendments that materially change the terms of the Proposed 2014 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Proposed 2014 Plan. The Board adopted the Proposed 2014 Plan on March 29, 2018. It will become effective subject to stockholder approval at the Annual Meeting. No awards may be granted under the Proposed 2014 Plan after the date that is ten years from the date of stockholder approval.

Plan Benefits

Because the grant of awards under the Proposed 2014 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Proposed 2014 Plan. As of April 11, 2018, the closing price of a share of the Company’s common stock was $16.58. Following the adoption of the Proposed 2014 Plan in March 2018, the Company made certain grants from the Proposed 2014 Plan which were contingent upon receipt of stockholder approval at the Annual Meeting. The grants made subject to stockholder approval are summarized in the table below. If the Proposed 2014 Plan is not approved by the stockholders at the Annual Meeting, such grants will be forfeited.

Name and Position	Options Exercise Price ($)	Number (#)
Gaurav Shah	18.75	145,000

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Proposed 2014 Plan as of the date hereof. It does not describe all federal tax consequences under the Proposed 2014 Plan, nor does it describe state or local tax consequences or non-U.S. tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the Proposed 2014 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Section 162(m) of the Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminates the performance-based compensation exception beginning January 1, 2018, but provides a transition rule with respect to remuneration which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. The Compensation Committee intends to administer any awards granted under the Original Plan prior to November 2, 2017 which qualify as “performance-based compensation” under Section 162(m), as amended by the Tax Cuts and Jobs Act, including equity awards and other forms of compensation granted under the Original Plan that qualify as performance-based compensation, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017. With the elimination of the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers, other than previously granted awards that are subject to the transition rules.

The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the Proposed 2014 Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements, the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Vote Required

The affirmative vote of the majority of the votes cast for or against the proposal at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote on the proposal is required for the approval of the Second Amended and Restated 2014 Stock Option and Incentive Plan.

Our Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2014 STOCK OPTION AND INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Merger with Rocket Pharmaceuticals, Ltd.

As the Reverse Merger was not completed until January 4, 2018, the following discussion of executive compensation relates to our pre-Reverse Merger named executive officers during the fiscal year ended December 31, 2017—David P. Southwell, Dr. Rudolf Baumgartner and Dale Ritter—and the decisions and considerations of the Inotek Compensation Committee. Unless the context otherwise requires, all references in this “Executive Compensation” section to the Compensation Committee refer to the Inotek Compensation Committee. Our current Board, including the Compensation Committee thereof, is currently considering what changes, if any, will be made to the Company’s executive compensation policies for the year ending December 31, 2018.

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers (“NEOs”) that is attributable to services performed during the fiscal years ended December 31, 2017 and 2016.

Name and principal position	Fiscal Year	Salary $	Bonus $		Option Awards $ (3)	Stock Awards $ (4)		All Other Compensation $ (6)	Total $
David P. Southwell	2017	479,454	239,862	(1)	—	533,750	(5)	14,016	1,267,082
Former President and Chief Executive Officer	2016	465,508	221,231	(2)	1,093,470	2,275,000		5,273	4,060,482
Rudolf Baumgartner, M.D.	2017	404,872	141,785	(1)	—	266,875	(5)	14,016	827,548
Former Executive Vice President and Chief Medical Officer	2016	393,095	144,538	(2)	839,175	780,000		9,761	2,166,569
Dale Ritter	2017	282,304	84,739	(1)	—	85,000	(5)	15,175	467,218
Former Vice President- Finance	2016	274,093	86,384	(2)	203,436	—		11,367	575,280

(1)	Represents bonus amounts accrued at December 31, 2017 as annual bonuses, but paid in 2018 as retention bonuses upon consummation of the Reverse Merger.
(2)	Represents bonus amounts earned in 2016 and paid in 2017.
(3)	Reflects the grant date fair value of option awards calculated in accordance with ASC Topic 718.
(4)	Reflects the grant date fair value of stock awards calculated in accordance with ASC Topic 718.
(5)	Represents restricted stock units (“RSUs”) granted in December 2016 and subsequently modified in January 2017. Amounts reflect the fair value of the modified RSUs as of the date of modification.
(6)	The following table includes details regarding the values reported in the All Other Compensation column for 2017.

All Other Compensation Table

Name	Insurance Premiums $(1)	Retirement Plan Contributions $(2)	Disability $(3)	Total $
David P. Southwell	1,290	10,800	1,926	14,016
Rudolf Baumgartner, M.D.	1,290	10,800	1,926	14,016
Dale Ritter	3,010	10,330	1,835	15,175

(1)	Represents premiums paid on behalf of our NEOs under our group term life insurance policy.
(2)	Represents Company matching contributions to the accounts of our NEOs in the Company’s 401(k) plan.
(3)	Represents premiums paid on behalf of our NEOs under our disability insurance policy.

Executive Agreements; Termination and Change of Control Benefits

At the time of their employment, Mr. Southwell, Dr. Baumgartner and Mr. Ritter were each a party to an employment agreement with the Company. Upon consummation of the Reverse Merger, the employment of Mr. Southwell and Dr. Baumgartner terminated. On March 16, 2018, the employment of Mr. Ritter terminated. These employment agreements provided for “at will” employment and contained the additional terms summarized below:

David P. Southwell. On August 11, 2014, we entered into an employment agreement with Mr. Southwell, as amended on September 1, 2017, pursuant to which he served as our President and Chief Executive Officer. In 2017, Mr. Southwell received a base salary of $479,454. In 2017, Mr. Southwell was eligible for an annual performance bonus with a target amount of 50% of his base salary. For 2017, the Compensation Committee awarded Mr. Southwell a retention bonus of $239,862, representing 50% of his 2017 base salary, in exchange for his continued active employment in a full-time capacity through the effective time of the Reverse Merger. While employed, Mr. Southwell was eligible to participate in our employee benefit plans in effect from time to time, subject to the terms of those plans. Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Mr. Southwell would have been eligible to receive the following payments and benefits in the event that his employment had been terminated by us without cause or by him for good reason as of the last day of the fiscal year, in either case not in connection with a change in control: base salary continuation for 12 months; if Mr. Southwell was participating in our group health plan immediately prior to the date of termination and elected COBRA health continuation, a monthly cash payment equal to the monthly employer contribution we would have made to provide him health insurance if he had remained employed by us until twelve months following the date of termination; and the portion of the stock options and other time-based equity awards held by Mr. Southwell as of the date of termination that would have vested in the 12 months following termination of his employment had he remained employed by us through such date would have immediately accelerated and become fully vested as of the date of termination. Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Mr. Southwell would have been eligible to receive the following payments and benefits in the event that his employment had terminated by us without cause or by him for good reason as of the last day of the fiscal year, in either case in connection with a change in control: a severance payment equal to 18 months of base salary and, if Mr. Southwell was participating in our group health plan immediately prior to the date of termination and elected COBRA health continuation, a monthly cash payment equal to the monthly employer contribution we would have made to provide him health insurance if he had remained employed by us until 18 months following the date of termination. In connection with the consummation of the Reverse Merger and his termination of employment, Mr. Southwell became entitled to the foregoing change in control severance benefits and all of his outstanding equity awards were accelerated.

Rudolf Baumgartner, M.D. On May 2, 2007, we entered into an employment agreement with Dr. Baumgartner, our Executive Vice President and Chief Medical Officer, which we amended on December 23, 2008, October 9, 2009 and September 12, 2017. In 2017, Dr. Baumgartner received a base salary of $404,872. In 2017, Dr. Baumgartner was eligible for an annual performance bonus with a target amount of 35% of his base salary. For 2017, the Compensation Committee awarded Dr. Baumgartner a retention bonus of $141,785, representing 35% of his 2017 base salary, in exchange for his continued active employment in a full-time capacity through the effective time of the Reverse Merger. Dr. Baumgartner was eligible to participate in our employee benefit plans in effect from time to time, subject to the terms of those plans. Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Dr. Baumgartner would have been eligible to receive the following payments and benefits in the event that his employment had been terminated by us without cause or by him for good reason as of the last day of the fiscal year: base salary continuation for twelve months; a monthly cash payment equal to the monthly employer contribution to provide him health and dental insurance coverage if he had remained employed by us until 12 months following the date of termination; and accelerated vesting of all outstanding equity awards. In connection with the consummation of the Reverse Merger and his termination of employment, Dr. Baumgartner became entitled to the foregoing severance benefits and all of his outstanding equity awards were accelerated. The receipt of the severance payments and benefits set forth above are conditioned upon Dr. Baumgartner not violating the terms of a restrictive covenant agreement between Dr. Baumgartner and Inotek.

Dale Ritter. On August 28, 2014, we entered into an employment agreement with Mr. Ritter, our Vice President-Finance, as amended on September 1, 2017. In 2017, Mr. Ritter received an annual base salary of $282,304. Mr. Ritter was eligible for an annual performance bonus with a target amount of 30% of his annualized base salary. In 2017, the Compensation Committee awarded Mr. Ritter a retention bonus of $84,739, representing 30% of his 2017 base salary, in exchange for his continued active employment in a full-time capacity through the effective time of the Reverse Merger. Mr. Ritter was eligible to participate in our employee benefit plans in effect from time to time, subject to the terms of those plans. Subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Mr. Ritter would have been eligible to receive base salary continuation for six months, payment of the employer contribution for group health coverage for up to six months and accelerated vesting of all outstanding equity awards in the event that his employment had been terminated by us without cause or by him for good reason as of the last day of the fiscal year. In connection with the consummation of the Reverse Merger and his subsequent termination of employment, Mr. Ritter became entitled to the foregoing severance benefits and all of his outstanding equity awards were accelerated. The receipt of the severance payments and benefits set forth above is conditioned upon Mr. Ritter not violating the terms of a restrictive covenant agreement between Mr. Ritter and Inotek.

Effective as of January 4, 2018, Gaurav Shah is the principal executive officer of the Company. We expect that the proxy statement for the fiscal year ended December 31, 2018 will include executive compensation disclosure regarding Dr. Shah and our next two most highly compensated executive officers as of fiscal year end, as well as executive compensation disclosure for David P. Southwell, our former principal executive officer, since he served as Chief Executive Officer until January 4, 2018.

Equity Incentive Awards

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each of our named executive officers as of December 31, 2017. All share numbers and prices have been adjusted to reflect the Stock Split. All of the below unvested equity awards became fully vested upon consummation of the Reverse Merger.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Per share option exercise price ($)	Option expiration date	Number of securities that have not vested		Market value of securities that have not vested ($) (5)
David P. Southwell	83,020	(1)	16,604	(1)	17.368	08/28/24	—		—
	26,562	(2)	10,937	(2)	20.12	06/23/25	—		—
	25,754	(3)	27,995	(3)	30.24	03/21/26	—		—
	—		—		—		65,625	(5)	685,125	(6)
	—		—		—		87,500	(7)	913,500	(6)
Rudolf Baumgartner, M.D.	49	(4)	—		162.312	03/20/18	—		—
	41,510	(1)	8,302	(1)	17.368	08/28/24	—		—
	13,278	(2)	5,471	(2)	20.12	06/23/25	—		—
	19,764	(3)	21,485	(3)	30.24	03/21/26	—		—
	—		—		—		22,500	(5)	234,900	(6)
	—		—		—		43,750	(7)	456,750	(6)
Dale Ritter	9,160	(1)	1,834	(1)	17.368	08/28/24	—		—
	4,422	(2)	1,827	(2)	20.12	06/23/25	—		—
	4,790	(3)	5,209	(3)	30.24	03/21/26	—		—
	—		—		—	—	9,375	(8)	97,875	(6)

(1)	These stock options were granted pursuant to our 2014 Stock Option and Incentive Plan (the “2014 Plan”) on August 28, 2014, have a ten-year term and vested 25% on the one-year anniversary of the grant date and the remaining 75% were subject to equal monthly vesting over the following 36 monthly anniversaries.
(2)	These stock options were granted pursuant to our 2014 Plan on June 24, 2015, have a ten-year term, and vested 25% on the one-year anniversary of our IPO and the remaining 75% were subject to equal monthly vesting over the following 36 monthly anniversaries.
(3)	These stock options were granted pursuant to our 2014 Plan on March 22, 2016, have a ten-year term, and vested 25% on January 1, 2017 and the remaining 75% were subject to equal monthly vesting over the following 36 monthly anniversaries.
(4)	These stock options were granted pursuant to our 2004 Stock Option and Incentive Plan (the “2004 Plan”) and are fully vested.
(5)	These restricted stock units were granted pursuant to our 2014 Plan on December 13, 2016, and were amended on January 23, 2017 to modify their vesting schedule. In early January 2017, after Inotek’s failure to meet the primary endpoint in its first pivotal Phase 3 trial of trabodenoson monotherapy, the Inotek Board had determined that Inotek’s new corporate strategy should be to identify and pursue a strategic merger that would likely result in a change of control. As a result of this determination, the Inotek Board concluded that it would be in the best interest of Inotek to modify the vesting schedule of these restricted stock units to a time-based metric, in order to enable Inotek to retain Mr. Southwell and Mr. Baumgartner during the execution of this new corporate strategy. The restricted stock units were modified such that, instead of vesting subject to the achievement of certain performance criteria, the awards were subject to vesting in equal annual installments over four years from the date of grant, subject to the named executive officer’s continued service through such each date. For Mr. Southwell and Dr. Baumgartner, the awards that vested remained unsettled at December 31, 2017, per the terms of the Restricted Stock Unit Agreements. The vested awards settled on March 15, 2018, per the terms of the Restricted Stock Unit Agreements.

(6)	The value of the restricted stock units reflected in the table is based on a price per share of $10.44, which was the closing price of our common stock as of December 30, 2017.
(7)	These restricted stock units were granted pursuant to our 2014 Plan on January 23, 2017. The awards were subject to vesting 25% per year over four years, on the anniversary of the grant date.
(8)	These restricted stock units were granted pursuant to our 2014 Plan on January 17, 2017. The awards were subject to vesting 25% every six months over two years, on the six-month anniversary of the grant date.

DIRECTOR COMPENSATION

Director Compensation Table

The following table presents the total compensation for each person who served as a member of our Board during 2017. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2017. David P. Southwell, our former President and Chief Executive Officer, received no compensation for his service as a director during 2017, and, consequently, is not included in this table.

All share numbers and prices have been adjusted to reflect the Stock Split.

Non-Employee Director Compensation

The Company adopted a non-employee director compensation policy that became effective upon the Company’s IPO in February 2015. The purpose of this policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company. During 2017, for service on the board of directors, annual cash retainers were paid as follows: for board members, $50,000, for the chairperson, $92,850. This policy was amended in March 2018 such that in 2018, for service on the Board, annual cash retainers of $35,000 will be paid for Board members, excluding the chairperson. The chairperson will not receive an annual cash retainer for his service. In addition to cash retainers for service on the Board, cash retainers are paid for service on committees of the board of directors. For service on the Audit Committee in 2017 and 2018, annual cash retainers are paid as follows: for committee members, $7,500, for the chairperson, $15,000. For service on the Compensation Committee in 2017 and 2018, annual cash retainers are paid as follows: for committee members, $5,000, for the chairperson, $10,000. For service on the Nominating and Corporate Governance Committee in 2017, annual cash retainers were paid as follows: for committee members, $3,000, for the chairperson, $7,500. For service on the Nominating and Corporate Governance Committee in 2018, annual cash retainers will be paid as follows: for committee members, $4,000, for the chairperson, $8,000.

In addition, each new non-employee director upon his/her election to the Board will receive a one-time option grant to purchase shares of the Company’s common stock in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review. Following completion of the Reverse Merger, based on a competitive market review of peer companies performed by F.W. Cook and our compensation philosophy, the Board authorized, to each non-employee director excluding the chairperson, a one-time option grant to purchase 40,000 shares of the Company’s common stock, and, to the chairperson, a one-time option grant to purchase 47,000 shares of the Company’s common stock. Beginning in 2019, on the date of each annual meeting of stockholders of the Company, an annual option will be granted to each non-employee director serving on the Board immediately following the Company’s annual meeting of stockholders to purchase shares of common stock in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review. Following the completion of the Reverse Merger, based on the competitive market review performed by F.W. Cook and our compensation philosophy, the Board authorized, to each non-employee director excluding the chairperson, an annual option grant to purchase 20,000 shares of the Company’s common stock, and, to the chairperson, an annual option grant to purchase 27,000 shares of the Company’s common stock.

All of the foregoing option grants will have an exercise price equal to the fair market value of a share of common stock on the date of grant.

2017 Director Compensation Table

Director name	Fees earned $(1)	Option awards $		All other compensation $	Total $
Timothy Barberich	60,000	64,304	(2)	—	124,304
Carsten Boess	68,000	64,304	(2)	—	132,304
J. Martin Carroll	92,850	64,304	(2)	—	157,154
Paul G. Howes	57,500	64,304	(2)	—	121,804
Patrick Machado	57,500	64,304	(2)	—	121,804
Gary Phillips, M.D.	55,000	64,304	(2)	—	119,304
Richard N. Spivey, PharmD, PhD	62,500	64,304	(2)	—	126,804

(1)	Represents fees earned in 2017, a portion of which were paid in 2018.
(2)	Represents the grant date fair value of an option to purchase 11,250 shares of our common stock granted to each then-current non-employee director on June 20, 2017, with an exercise price of $7.20 per share.

As of December 31, 2017, Board members held options to purchase the following number of shares: 17,250 shares for Mr. Barberich and Mr. Machado; 20,250 shares for Mr. Boess, Dr. Phillips and Dr. Spivey; 33,000 shares for Mr. Carroll; and 19,714 shares for Mr. Howes.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

We have adopted a written Related Person Transaction Policy, which requires that all related person transactions are reviewed and approved by our Audit Committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions

Other than compensation arrangements with directors and executive officers, which are described where required under “Executive Compensation—Executive Agreements” and “Director Compensation,” we have no other related-party transactions that are subject to disclosure in accordance with our policies and procedures for related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 2, 2018 for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	our named executive officers;

•	each of our other directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 39,435,148 shares of common stock outstanding as of April 2, 2018. Shares of common stock that may be acquired by an individual or group within 60 days of April 2, 2018, pursuant to the exercise of options, warrants or other rights, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Unless otherwise noted below, the address of each person listed on the table is c/o Rocket Pharmaceuticals, Inc., 430 East 29th Street, Suite 1040, New York, NY, 10016.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
RTW Investments, LP (1) 250 West 55th Street, 16th Floor, Suite A New York, NY 10019	15,439,577	39.15%
Tang Capital Partners, LP (2) 4747 Executive Drive, Suite 510 San Diego, CA 92121	2,665,485	6.76%
Named executive officers and directors
David P. Southwell (3)	382,534	*
Rudolf Baumgartner, M.D. (4)	217,609	*
Dale Ritter (5)	41,554	*
Carsten Boess (6)	20,250	*
Pedro Granadillo	-	*
Gotham Makker, M.D. (7)	1,331,406	3.38%
Gaurav Shah, M.D.(8)	1,098,892	2.79%
Roderick Wong, M.D. (1)	15,439,577	39.15%
Naveen Yalamanchi, M.D. (9)	114,278	*
All directors and executive officers as a group (10 persons) (10)	18,799,477	47.67%

*	Represents beneficial ownership of less than one percent.
(1)	Based on Schedule 13D, jointly filed by RTW Investments, LP (“RTW”) and Roderick Wong with the SEC on January 16, 2018. Roderick Wong is a control person of RTW and Chairman of the Board.

(2)	Based on Schedule 13G, jointly filed by Tang Capital Partners, LP, Tang Capital Management, LLC and Kevin C. Tang with the SEC on January 16, 2018. Tang Capital Partners, LP shares voting and dispositive power over such shares with Tang Capital Management, LLC and Kevin Tang. Mr. Tang disclaims beneficial ownership of all shares reported therein except to the extent of his pecuniary interest therein.
(3)	Consists of (i) 16,660 shares of common stock, (ii) 190,874 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 2, 2018 and (iii) 175,000 restricted stock units that are fully vested. Mr. Southwell ceased being an executive officer on January 4, 2018.
(4)	Consists of (i) 34,047 shares of common stock, (ii) 109,812 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 2, 2018 and (iii) 73,750 restricted stock units that are fully vested. Dr. Baumgartner ceased being an executive officer on January 4, 2018.
(5)	Consists of (i) 4,956 shares of common stock, (ii) 27,223 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 2, 2018 and (iii) 9,375 restricted stock units that are fully vested. Mr. Ritter ceased being an executive officer on January 4, 2018.
(6)	Consists of (i) 20,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 2, 2018.
(7)	Consists of (i) 1,331,406 shares of common stock held by Simran Investment Group. Dr. Makker exercises voting and dispositive control over the securities held by Simran Investment Group and is therefore deemed be the beneficial owner of securities owned or controlled by Simran Investment Group.
(8)	Consists of (i) 761,850 shares of common stock and (ii) 337,042 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 2, 2018.
(9)	Consists of (i) 114,278 shares owned by the Naveen Yalamanchi Revocable Living Trust, February 9, 2016, of which Dr. Yalamanchi is the trustee. Dr. Yalamanchi has a pecuniary interest in RTW, but the beneficial ownership of Dr. Yalamanchi in the table above does not reflect such ownership. Dr. Yalamanchi has no voting or dispositive power over the shares held by RTW.
(10)	Includes only current directors and executive officers serving in such capacity on the date of the table. Consists of the shares and stock options held by Mr. Southwell, Mr. Boess, Mr. Granadillo, Dr. Makker, Dr. Shah, Dr. Wong, and Dr. Yalamanchi and shares and stock options held by current executive officers of the Company not referenced in the table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any late filings or failures to file. Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements for our most recent fiscal year were satisfied.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2017. The Company’s equity plans consist of the 2014 Plan, the 2004 Stock Option and Incentive Plan (the “2004 Plan”), and the 2014 Amended and Restated Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1) (2)	795,239	$21.40	269,073
Equity compensation plans not approved by security holders	—	—	—

Total	795,239	$21.40	269,073

(1)	No additional awards will be made under the 2004 Plan.
(2)	Includes 271,719 restricted stock units issued and outstanding pursuant to the 2014 Plan. There is no exercise price associated with these RSUs and therefore the weighted average price of outstanding options, warrants and rights reflect only the weighted average exercise price of the 523,520 options outstanding at December 31, 2017, issued pursuant to the 2004 Plan and 2014 Plan.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals and nominations should be addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 430 East 29th Street, Suite 1040, New York, NY 10016.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. However, in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Accordingly, for stockholder proposals or nominations to be brought before the 2019 annual meeting of stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 25, 2019, and no later than March 27, 2019. Proposals and nominations not received within this time frame will be considered untimely.

Any stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement for the next annual meeting of our stockholders must satisfy the SEC’s regulations under Rule 14a-8 of the Exchange Act, and be received no later than December 26, 2018. Under Rule 14a-8, we are not required to include such stockholder proposals in our proxy materials unless this condition is satisfied. Accordingly, any notice of such stockholder proposals received after this date will be considered untimely. If the date of the annual meeting is moved by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. In the event of such a change to the annual meeting date, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any such stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

AVAILABILITY OF CERTAIN DOCUMENTS

Accompanying this proxy statement and posted on the investor relations portion of our website at www.rocketpharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing info@rocketpharma.com, or by a written request addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 430 East 29th Street, Suite 1040, New York, NY 10016.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (646) 440-9100.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Appendix A

ROCKET PHARMACEUTICALS, INC.

SECOND AMENDED AND RESTATED 2014 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Rocket Pharmaceuticals, Inc. 2014 Second Amended and Restated Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Rocket Pharmaceuticals, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which may be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that may be used to establish Performance Goals shall include the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, developmental, clinical or regulatory milestones, acquisitions or strategic transactions, including licenses, collaborations, joint ventures, or promotion arrangements, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares, number of customers and any other objective or subjective measure or metric the Administrator deems appropriate, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or on an individual basis. The Administrator may appropriately adjust any evaluation performance under a Performance Criterion to include or exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any unusual, infrequently occurring or non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year, and (vi) any other inclusions or exclusions as the Administrator may determine with respect to an Award.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of an Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the common stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Substitute Awards” shall mean Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award.

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be [•] shares (the “Initial Limit”), subject to adjustment as provided in Section 3(b), plus on January 1, 2019 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 4 percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2019 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 8,000,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(b). The shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of

Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, spinoff, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the maximum number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee in a single calendar year, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable, and (vi) any Performance Goals applicable to outstanding Awards. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards or except as may be otherwise provided in the relevant Award Certificate, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. Notwithstanding the foregoing and except as may be otherwise provided in the relevant Award Certificate, the Administrator, in its discretion, may (i) determine to accelerate the vesting of all outstanding Awards with time-based vesting, conditions or restrictions immediately prior to their termination as of the effective time of the

Sale Event; (ii) determine to accelerate the vesting of all Awards with conditions and restrictions relating to the attainment of performance goals immediately prior to their termination upon the effective time of the Sale Event or to the extent specified in the relevant Award Certificate; and/or (iii) make or provide for a payment, in cash or in kind, to the grantees holding Awards in an amount equal to value of the Awards (as determined in the sole discretion of the Administrator).

(d) Acquisitions by the Company. Stock may be issued under the terms of the Plan in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares of Stock available for issuance under the Plan.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. Other than in connection with Substitute Awards, the exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted; provided, however, that, an Award Certificate may provide that, in the event that on the last business day of the term of a Stock Option (other than an Incentive Stock Option) (i) the exercise of the Stock Option is prohibited by applicable law or (ii) shares of Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as applicable. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments and/or subject to the achievement of Performance Goals, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) in cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. Other than in connection with Substitute Awards, the exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years; provided, however, that, an Award Certificate may provide that, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) shares of Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as applicable.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that, if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of Performance Goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the Performance Goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or, if determined by the Administrator, the cash equivalent based on the Fair Market Value of such Stock) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or, if determined by the Administrator, the cash equivalent based on the Fair Market Value of such Stock). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 12 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of Performance Goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, or if the beneficiary designation is deemed ambiguous, incomplete or invalid by the Administrator, the beneficiary shall be the grantee’s estate.

SECTION 14. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied (or, if and when the Company adopts any applicable accounting standard allowing for greater share withholding, up to such withholding rate that will not cause an adverse accounting consequence or cost and is permitted under applicable tax rules), in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees.

SECTION 15. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A. For the avoidance of doubt, the Company is not required to indemnify or reimburse a grantee for any taxes or penalties that may be imposed on an Award due to non-compliance with the requirements of Section 409A.

SECTION 16. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in

Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator (a) lower the exercise price of a Stock Option or Stock Appreciation Right, (b) cancel a Stock Option or Stock Appreciation Right when the exercise price exceeds the Fair Market Value in exchange for cash or another Award, or (c) take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares of Stock are listed. To the extent required under the rules of any securities exchange or market system on which the Stock is listed or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, any amendments to the Plan shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 17 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 18. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 20. EFFECTIVE DATE OF PLAN

The Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board. For the avoidance of doubt, this second amendment and restatement is not intended, and shall not be interpreted to, modify any Awards granted prior to June [25], 2018 to the extent such modification would result in a loss of deductibility under Section 162(m) of the Code.

SECTION 21. GOVERNING LAW

The Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 29, 2018

DATE APPROVED BY STOCKHOLDERS: June [25], 2018

ROCKET PHARMACEUTICALS, INC. 430 EAST 29TH STREET, SUITE 1040 NEW YORK, NY 10016    VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    E45393-P08686 KEEP THIS PORTION FOR YOUR RECORDS    DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    ROCKET PHARMACEUTICALS, INC. The Board of Directors recommends a vote FOR all the nominees for Directors listed in proposal 3 or 4, as applicable, For Against Abstain and FOR proposals 1, 2, 5 and 6. 1. Approval of the amendment to the Company’s Amended    and Restated Certificate of Incorporation to declassify the Board.    4. If Proposal 1 is not approved by the stockholders of the 2. Approval of the amendment to the Company’s Amended    Company, election of each of Messrs.: For                Withhold and Restated Certificate of Incorporation to eliminate    Nominees: the supermajority voting requirement with respect to the removal of directors and replace it with a majority    4a.    Pedro Granadillo* voting standard.    3. If Proposal 1 is approved by the stockholders of the 4b.    David P. Southwell* Company, election of each of Messrs.: *as Class I Directors for a term of three years. For                Withhold Nominees: 3a.    Roderick Wong For Against Abstain 5. Ratification of the appointment of EisnerAmper LLP as 3b.    Carsten Boess                the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. 3c.    Pedro Granadillo    3d.    Gotham Makker    6. Approval of the Second Amended and Restated 2014 Stock Option and Incentive Plan. 3e.    Gaurav Shah    NOTE: To transact such other business as may properly come 3f.    David P. Southwell    before the meeting or any adjournment thereof. 3g.    Naveen Yalamanchi For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting.    Yes No NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.    ROCKET PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 25, 2018 8:30 a.m., Eastern Time This proxy is solicited by the Board of Directors The undersigned appoints Gaurav Shah and John Militello, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rocket Pharmaceuticals, Inc. (the “Company”), to be held on June 25, 2018, at 8:30 a.m., Eastern Time, at the offices of Gibson, Dunn & Crutcher LLP, located at 200 Park Avenue, New York, NY 10166, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting. This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof. Address Changes/Comments:    (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side